As filed with the Securities and Exchange Commission on June 10, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TYCO ELECTRONICS LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

+41 (0)52 633 66 61

(Address of principal executive offices and zip code)

Tyco Electronics Ltd. 2007 Stock and Incentive Plan (Amended and Restated as of March 10, 2010)

(Full title of the plan)

Robert A. Scott

Executive Vice President and General Counsel

Tyco Electronics Ltd.

1050 Westlakes Drive

Berwyn, Pennsylvania  19312

(610) 893-9560

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Registered shares, CHF 1.91 par value per share	15,000,000	$26.73	$400,950,000	$28,587.74

(1)                                  Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also registers such additional registered shares that become available under the plan in connection with changes in the number of outstanding registered shares to prevent dilution resulting from events such as recapitalizations, stock dividends, stock splits and reverse stock splits or similar transactions, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)                                  Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low sale price of the registered shares of Tyco Electronics Ltd., par value CHF 1.91 per share, on the New York Stock Exchange of $26.73 on June 8, 2010.

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, this Registration Statement is registering an additional 15,000,000 registered shares, par value CHF 1.91 per share, of Tyco Electronics Ltd. (“Tyco Electronics”), to be offered and sold pursuant to the Tyco Electronics Ltd. 2007 Stock and Incentive Plan (Amended and Restated as of March 10, 2010).  The contents of the following registration statements filed by Tyco Electronics are incorporated herein by reference to the extent not modified hereby: Form S-8 filed July 5, 2007 (SEC File No. 333-144355) (the “Earlier Registration Statement”) and Post-Effective Amendment No. 1 to the Earlier Registration Statement filed June 26, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents, which have been previously filed by Tyco Electronics with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(1) Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 25, 2009, filed with the Commission on November 18, 2009;

(2) All reports filed by Tyco Electronics pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(3) The description of Tyco Electronics’ registered shares included in Exhibit 99.2 to the Current Report on Form 8-K filed with the Commission on June 25, 2009, although the par value of the registered shares of Tyco Electronics is now CHF 1.91 (approximately US$ 1.66) per share and the registered share capital is CHF 894,291,746.34 (approximately US$ 775,890,808.90).

In addition, all documents filed by Tyco Electronics pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by Tyco Electronics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of Tyco Electronics’ Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that Tyco Electronics discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Pennsylvania, on this 10th day of June, 2010.

TYCO ELECTRONICS LTD.

By:	/s/ Terrence R. Curtin
	Name:	Terrence R. Curtin
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Thomas J. Lynch	Chief Executive Officer and Director (Principal	June 10, 2010
Thomas J. Lynch	Executive Officer)

/s/ Terrence R. Curtin	Executive Vice President and Chief Financial	June 10, 2010
Terrence R. Curtin	Officer (Principal Financial Officer)

/s/ Robert J. Ott	Senior Vice President and Corporate Controller	June 10, 2010
Robert J. Ott	(Principal Accounting Officer)

*	Chairman of the Board of Directors	June 10, 2010
Frederic M. Poses

*	Director	June 10, 2010
Pierre R. Brondeau

*	Director	June 10, 2010
Ram Charan

*	Director	June 10, 2010
Juergen W. Gromer

*	Director	June 10, 2010
Robert M. Hernandez

*	Director	June 10, 2010
Daniel J. Phelan

*	Director	June 10, 2010
Lawrence S. Smith

*	Director	June 10, 2010
Paula A. Sneed

*	Director	June 10, 2010
David P. Steiner

*	Director	June 10, 2010
John C. Van Scoter

A Majority of the Board of Directors.

* The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director or officer of Tyco Electronics Ltd. pursuant to a power of attorney executed by such director or officer.

*By:	/s/ Robert A. Scott
Robert A. Scott
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Tyco Electronics Ltd. in the United States, on this 10th day of June, 2010.

By:	/s/ Robert A. Scott
Robert A. Scott
Tyco Electronics Ltd.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Articles of Association of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.1 to Tyco Electronics Ltd.’s Current Report on Form 8-K, filed June 8, 2010)

4.2	Organizational Regulations of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.2 to Tyco Electronics Ltd.’s Current Report on Form 8-K, filed June 25, 2009)

5.1*	Opinion of Bär & Karrer AG

10.1

Tyco Electronics Ltd. 2007 Stock and Incentive Plan (Amended and Restated as of March 10, 2010) (Incorporated by reference to Exhibit 10.1 to Tyco Electronics Ltd.’s Current Report on Form 8-K, filed March 16, 2010)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Bär & Karrer AG (included in Exhibit 5.1)

24.1*	Power of Attorney

*              Filed herewith.